CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 11, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of JPMorgan Insurance Trust Balanced Portfolio, JPMorgan Insurance Trust Core Bond Portfolio, JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio, JPMorgan Insurance Trust Equity Index Portfolio, JPMorgan Insurance Trust Intrepid Growth Portfolio,  JPMorgan Insurance Trust Intrepid Mid Cap Portfolio and JPMorgan Insurance Trust U.S. Equity Portfolio (formerly JPMorgan Insurance Trust Diversified Equity Portfolio) which are also incorporated by reference into the Registration Statement.  We also hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 11, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of JPMorgan International Equity Portfolio, JPMorgan Mid Cap Value Portfolio and JPMorgan Small Company Portfolio each of which was a series of J.P. Morgan Series Trust II prior to its reorganization with a series of JPMorgan Insurance Trust.  We also consent to the references to us under the headings “Financial Highlights", “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

April 23, 2009